Exhibit 99.1

FOR IMMEDIATE RELEASE

HAMPSHIRE GROUP AMENDS AGREEMENT TO SELL ITS RIO GARMENT BUSINESS; BEGINS TO RECEIVE PAYMENTS OF PURCHASE PRICE

New York, New York, May 18, 2015: Hampshire Group, Limited (OTC Markets: HAMP) today announced that it has amended the agreement to sell the stock of its Rio Garment S.A. ("Rio") operation to a group led by current Rio management, including David Gren, the President of Rio. The amendment was effected to accommodate the buyers, whose financing relationship with their bank in Honduras changed. The final amended stock purchase agreement calls for Hampshire to receive an aggregate amount of $6 million, less a $1 million holdback to support representations of the sellers, comprised of cash and new accounts receivable, payable on or by preset dates ending on October 5, 2015. Hampshire received the first payment of $1.3 million on May 14th and is scheduled to receive a cumulative $2.5 million by the end of May 2015, with the remainder to be paid according to an agreed upon schedule. The sale will close when Hampshire receives the full amount of the $5.0 million.

Rio is a Honduras-based apparel manufacturer, designing, sourcing and manufacturing knit tops for men, women and children, which are sold to retailers and distributors, primarily in the United States.

“The completion of our Rio transaction will be an important step in our ability to support the turnaround of our business,” stated Paul Buxbaum, Chief Executive Officer of Hampshire Group. “The liquidity provided by this sale will enable us to overcome the challenges we’ve faced in the early part of the year, including the negative impacts of the west coast port strike, and allow us to fund the growth of our core Dockers and James Campbell brands, which have performed well thus far in 2015. We look forward to reporting on our progress in the coming months.”

Results related to the Rio business will be recast for prior periods and reported as discontinued operations on the company's financial statements.

About Hampshire Group

Hampshire Group, Limited (www.hamp.com), along with its wholly-owned subsidiary, Hampshire Brands, Inc. is a provider of fashion apparel across a broad range of product categories, channels of distribution and price points. The Company specializes in designing and marketing men’s sportswear to department stores, chain stores and mass market retailers under licensed brands, our own proprietary brands and the private labels of our customers.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: the failure of the buyers to complete closing of the Rio transaction; a prolonged period of depressed consumer spending; developments related to the New York office lease; use of foreign suppliers for raw materials and manufacture of our products including a manufacturing facility based in Honduras; lack of an established public trading market for our common stock; decreases in business from or the loss of any one of our key customers; financial instability experienced by our customers; chargebacks and margin support payments; loss of or inability to renew certain licenses; change in consumer preferences and fashion trends, which could negatively affect acceptance of our products by retailers and consumers; failure of our manufacturers to use acceptable ethical business practices; failure to deliver quality products in a timely manner; problems with our distribution system and our ability to deliver products; labor disruptions at ports, our suppliers, manufacturers or distribution facilities; failure, inadequacy, interruption or security lapse of our information technology; failure to compete successfully in a highly competitive and fragmented industry; challenges integrating any business we have acquired or may acquire; potential impairment of goodwill and acquired intangible assets; unanticipated expenses beyond the amount reserved on our balance sheet or unanticipated cash payments related to the ultimate resolution of income and other possible tax liabilities; significant adverse changes to international trade regulations; loss of certain key personnel which could negatively impact our ability to manage our business; risks related to the global economic, political and social conditions; fluctuation in the price of raw materials adversely affecting our results of operations; energy and fuel costs are subject to adverse fluctuations and volatility; potential restrictions in our ability to borrow under our revolving credit facility; lack of sufficient liquidity to fund our operations; failure to realize expected benefits from our cost savings plan; and cyber-security risks, which could negatively impact the security of our sensitive information and technology.

Contact: Benjamin C. Yogel Lead Director, Hampshire Group byogel@mrccapital.com (212) 561-1255